UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):     January 30, 2017

DIVERSIFIED RESTAURANT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53577	03-0606420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27680 Franklin Road, Southfield, MI 48034

(Address of principal executive offices)

(248) 223-9160

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Diversified Restaurant Holdings, Inc. (NASDAQ: SAUC) has prepared presentation materials (the “Investor Presentation”) that management intends to use at the Noble Capital Markets’ NobleCon13 conference on January 30, 2017, and from time to time thereafter in presentations about SAUC’s operations and performance. SAUC may use the Investor Presentation, possibly with modifications, in presentations to current and potential investors, analysts, lenders, business partners, acquisition candidates, customers, employees and others with an interest in SAUC and its business.

A copy of the Investor Presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is available on the SAUC website at http://www.diversifiedrestaurantholdings.com/investors/events-and-presentations/default.aspx. Materials on the SAUC website are not part of or incorporated by reference into this Form 8-K.

The information set forth in this Item 7.01, including without limitation the slide presentation, is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statement and Exhibits

(d)     Exhibits.

Exhibit No.	Description
99.1	Diversified Restaurant Holdings, Inc. Investor Presentation dated January 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

Date: January 30, 2017

	By:	/s/ David G. Burke
	Name:	David G. Burke
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Diversified Restaurant Holdings, Inc. Investor Presentation dated January 30, 2017